UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2010

CHEROKEE INC.

(Exact name of registrant as specified in its charter)
Delaware	1-18640	95-4182437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6835 Valjean

Van Nuys, California 91406

(Address of Principal Executive Offices) (Zip Code)

(818) 908-9868

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Compensatory Arrangements of Certain Officers

On April 23, 2010, the Compensation Committee of Cherokee Inc. ("Cherokee") authorized the execution and delivery on behalf of Cherokee of the Second Amendment (the "Proposed Amendment") to the Second Revised and Restated Management Agreement between Cherokee and The Newstar Group d/b/a The Wilstar Group ("Wilstar") dated as of November 29, 1999, and as amended on August 28, 2007 pursuant to the First Amendment to the Second Revised and Restated Management Agreement (the "Management Agreement"), pursuant to which Robert Margolis provides his management services as Cherokee's Chief Executive Officer and Chairman of Cherokee's Board of Directors. On April 23, 2010, Cherokee and Mr. Margolis executed the Proposed Amendment. The effectiveness of the Proposed Amendment is contingent upon stockholder approval at the 2010 Annual Meeting of the Stockholders, which is currently scheduled for June 4, 2010 (the "Annual Meeting"). In addition, Cherokee has filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission (the "SEC") on April 23, 2010 in connection with the vote of Cherokee's stockholders regarding the Proposed Amendment at, and other matters related to, the Annual Meeting (the "Preliminary Proxy Statement"). Cherokee expects to file a definitive proxy statement on Schedule 14A with the SEC in connection with the Annual Meeting and may file other solicitation material in connection therewith (the "Definitive Proxy Statement"). Stockholders are urged to read the Preliminary Proxy Statement and the Definitive Proxy Statement and other relevant documents filed with the SEC when available carefully because they will contain important information. The material terms of the Management Agreement and the Proposed Amendment are summarized below.

The Management Agreement

Mr. Margolis' management services as Cherokee's Chairman of the Board of Directors and Chief Executive Officer are provided pursuant to the Management Agreement.

Annual Compensation: Base Salary and Performance Bonus

Mr. Margolis has received the base salary and performance bonus payments for the fiscal years included in the table below under the current terms of the Management Agreement. Mr. Margolis' base salary is subject to adjustment annually based on a local consumer price index under the terms of the existing Management Agreement, and Mr. Margolis' performance bonus is calculated based on Cherokee's annual financial performance in accordance with footnote (1) to the table below. For Cherokee's fiscal year ending January 29, 2011 ("Fiscal 2011"), Mr. Margolis is expected to receive a performance based bonus similar to what he received for Cherokee's Fiscal year ended January 30, 2010 ("Fiscal 2010"), based upon the results for Fiscal 2011, and irrespective of whether the Proposed Amendment is adopted. If the existing Management Agreement is extended for Cherokee's fiscal year ending January 31, 2012 ("Fiscal 2012") as a result of Cherokee's financial performance for Fiscal 2011, Mr. Margolis' base salary is subject to increase and Mr. Margolis' performance bonus for Fiscal 2012 will be calculated in accordance with footnote (1) below based on Cherokee's financial performance for Fiscal 2012. However, if the Proposed Amendment is adopted, for Fiscal 2012 the total base salary and performance bonus compensation payable to Mr. Margolis would not exceed $2.26 million and for each fiscal year thereafter in which Mr. Margolis serves as Cherokee's Executive Chairman, the performance bonus would be capped such that the total base salary and performance bonus compensation payable to Mr. Margolis would not exceed $2.02 million.
Management Agreement Compensation to Robert Margolis
Name/Position	Fiscal Year	Base Salary	Performance Bonus (1)
As Executive Chairman only (if Proposed Amendment passes)	2013 and beyond (2)	$804,000 (2)	Up to a maximum of $1,216,000 (2)
As Executive Chairman only (if Proposed Amendment passes)	2012	$804,000 (2)	Up to a maximum of $1,456,000
As Chairman and CEO	2011	$804,000	To be determined
As Chairman and CEO	2010	$790,000	$2,536,000
As Chairman and CEO	2009	$790,000	$2,902,000
As Chairman and CEO	2008	$760,000	$3,382,000
As Chairman and CEO	2007	$737,000	$8,002,000
As Chairman and CEO	2006	$760,000	$3,681,000

(1) The Management Agreement provides for payment of an annual performance bonus for each fiscal year in which Cherokee's EBITDA is at least $5.0 million equal to (x) 10% of Cherokee's EBITDA for such fiscal year in excess of $2.5 million up to $10.0 million, plus (y) 15% of Cherokee's EBITDA for such fiscal year in excess of $10.0 million.

(2) If the Proposed Amendment is approved by Cherokee's stockholders, Mr. Margolis' base salary for Fiscal 2012 and in any Subsequent Chair Service Periods (as defined below) will remain at $804,000, and the performance bonus payable to Mr. Margolis will be calculated in accordance with the formula noted in footnote (1) above, subject to a maximum amount of: (i) $2.26 million in total compensation for Fiscal 2012 from base salary and the performance bonus, and (ii) $2.02 million in total compensation from base salary and the performance bonus for any future fiscal year in which the Management Agreement is extended. In addition, if Cherokee's stockholders approve the Proposed Amendment at the Annual Meeting, Mr. Margolis will receive a five-year non-qualified, non-plan stock option to purchase 100,000 shares of Cherokee's common stock with an exercise price equal to the closing market price on the Stockholder Approval Date (as defined below), and vesting in two equal installments on January 31, 2011 and January 31, 2012.

Term of the Management Agreement

Without giving effect to the Proposed Amendment, the Management Agreement will terminate at the end of Fiscal 2011 unless Cherokee's consolidated pre-tax earnings for Fiscal 2011 (setting aside certain extraordinary transactions and related expenses as described in the Management Agreement) as set forth in its audited financial statements: (a) are no less than 80% of the consolidated pre-tax earnings contained in the budget submitted to and approved by the Compensation Committee for Fiscal 2011, and (b) are also no less than the consolidated pre-tax earnings for Fiscal 2010 (the "Extension Threshold"). If such financial benchmarks are met, however, and without giving effect to the Proposed Amendment, the Management Agreement will automatically extend for Fiscal 2012, and a similar test will be applied in determining whether or not the Management Agreement will extend for Fiscal 2013, and in each year thereafter assuming the Management Agreement continues to extend for additional fiscal years. There may be any number of such extensions if the foregoing tests are met for each applicable fiscal year.

Given the current economic climate and Cherokee's anticipated results for Fiscal 2011, it is reasonably likely that, unless the Proposed Amendment is approved by stockholders, the Management Agreement may terminate on February 1, 2011, as pre-tax income for Fiscal 2011 may not exceed pre-tax income of Fiscal 2010. Conversely, it is also possible that the existing Management Agreement will be extended to February 1, 2012 in the event that the financial benchmarks for Fiscal 2011 to extend the existing Management Agreement are met, thereby allowing Mr. Margolis to be eligible for base salary and performance bonus compensation that significantly exceeds the total base salary and performance bonus compensation that Mr. Margolis will be eligible to receive as a result of the Proposed Amendment. If Cherokee's stockholders approve the Proposed Amendment, then the Management Agreement will be automatically extended by one year to February 1, 2012, and Mr. Margolis will serve as Executive Chairman only during Fiscal 2012 and in any Subsequent Chair Service Periods. The foregoing table above documents the historical bonus compensation previously earned by Mr. Margolis, and the maximum amount of base and bonus compensation that can be earned in Fiscal 2012 of $2.26 million or in any Subsequent Chair Service Periods of $2.02 million in the event that the Proposed Amendment is adopted.

Composition of the Board of Directors

Without giving effect to the Proposed Amendment, the Management Agreement provides Mr. Margolis shall serve as the Chairman of Cherokee's Board of Directors and provides Mr. Margolis with certain rights to designate one or more additional members of Cherokee's Board of Directors (an "Investor Director"). Mr. Margolis has waived all of his rights under the Management Agreement with respect to the nomination, election or appointment of an Investor Director to the Board of Directors until Cherokee's 2011 annual meeting of stockholders.

Events of Termination

Mr. Margolis may terminate the Management Agreement if Cherokee materially breaches any of the terms and conditions of the Management Agreement or fails to perform its material obligations thereunder, as set forth in the Management Agreement. In addition, Cherokee's Board of Directors may terminate the Management Agreement at any time with or without cause, as set forth in the Management Agreement. The Management Agreement will terminate immediately upon Mr. Margolis' death and may be terminated by the Board of Directors if Mr. Margolis fails to render services to Cherokee for a substantially continuous period of six months because of Mr. Margolis' physical or mental disability during such period.

Payments to Mr. Margolis if the Management Agreement is Terminated

In addition to certain payments that are payable to Mr. Margolis in the event the Management Agreement is terminated for any reason by either Cherokee or by Mr. Margolis (including accrued base salary, accrued performance bonus, reimbursement of all expenses, and ongoing indemnification and insurance coverage), if Cherokee terminates the existing Management Agreement without cause or if Mr. Margolis terminates the Management Agreement as a result of Cherokee's breach, including following a change in control, Cherokee will pay Mr. Margolis a lump sum in cash equal to three times the sum of (a) Mr. Margolis' base compensation at the rate in effect at the date of the termination and (b) the performance bonus paid to Mr. Margolis for the preceding fiscal year (the "Termination Payment"). Mr. Margolis' current annual base compensation (in Fiscal 2011) is $804,000 and his performance bonus for Fiscal 2010 was approximately $2.5 million. For Fiscal 2011, and irrespective of whether the Proposed Amendment is adopted by Cherokee's stockholders, the Termination Payment, if applicable, will be calculated in accordance with the foregoing and would entitle Mr. Margolis to a lump sum payment of approximately $10.0 million based on Mr. Margolis' current base salary and Fiscal 2010 performance bonus. In the event that the Proposed Amendment is not adopted, the Termination Payment would be similarly calculated for Fiscal 2012 in the event that the existing Management Agreement is extended to January 31, 2012 as a result of Cherokee's financial performance for Fiscal 2011. However, for Fiscal 2012, the total amount payable to Mr. Margolis in the case of such events will be fixed at $6,000,000 in the event that the Proposed Amendment is approved by Cherokee's stockholders and no such amount shall be payable as a result of the occurrence of such events in a Subsequent Chair Service Period (other than the case in which a change of control is consummated in a Subsequent Chair Service Period as a result of a definitive agreement executed by Cherokee during the Initial Chair Service Period (as defined below)).

Cap on Payments Contingent on a Change in Control

If any payments to Mr. Margolis under the Management Agreement are determined to result in the non-deductibility of some or all of such payments under Section 280G of the Code, the payments to Mr. Margolis will be reduced to the maximum amount that is payable without causing such payments to be nondeductible by Cherokee.

The foregoing description of the Management Agreement is not complete and is qualified in its entirety by full text of the Management Agreement, which is attached hereto as Exhibits 10.1 and 10.2 and is incorporated herein by reference.

The Proposed Amendment

The Proposed Amendment effects the following principal changes to the Management Agreement, which are to become effective as of the date that Cherokee's stockholders approve the Amendment (currently scheduled for June 4, 2010) (the "Stockholder Approval Date"):

Deletion of Section 1 - Term; New Section 2.3 - Planned Continuation

The Proposed Amendment, if approved by Cherokee's stockholders, would eliminate the existing provision regarding the Extension Threshold and automatically extend the term of the Management Agreement by one year, to February 1, 2012, whether or not the Extension Threshold is achieved during Fiscal 2011. On February 1, 2011, Mr. Margolis shall cease to be Chief Executive Officer of Cherokee, and he shall be appointed and serve as Executive Chairman of Cherokee's Board of Directors from that date until January 31, 2012 (or such earlier date as Mr. Margolis voluntarily resigns or becomes unable to serve due to his death or disability).  (The foregoing period during which Mr. Margolis serves as Executive Chairman is hereinafter referred to as the "Initial Chair Service Period".)  In January 2012, and in January of any Subsequent Chair Service Period (as defined below), Cherokee's Nominating Committee, which shall then be comprised of all of the independent directors (as that term is defined under the rules of the Nasdaq Stock Market) then serving on Cherokee's Board of Directors, shall meet and determine in its sole discretion whether to elect (by majority approval) to extend Mr. Margolis' service as Executive Chairman for the following fiscal year. Any such period following the Initial Chair Service Period during which the Nominating Committee has elected to extend Mr. Margolis' service as Executive Chairman is referred to herein as a "Subsequent Chair Service Period". During the Initial Chair Service Period and any Subsequent Chair Service Period, Mr. Margolis shall remain an employee of Cherokee and shall perform such services and have such executive powers as are reasonable and necessary to carry out the responsibilities assigned to him by the Board of Directors.

New Section 3.6 - Compensation During and Following Initial Chair Service Period and any Subsequent Chair Service Period

The Proposed Amendment adds a new Section 3.6 to the Management Agreement, which provides for a maximum amount of $2.26 million in total base salary and bonus compensation payable to Mr. Margolis during the Initial Chair Service Period, and for a maximum of $2.02 million in total base salary and performance bonus compensation payable to Mr. Margolis during any Subsequent Chair Service Period. During the Initial Chair Service Period and in any Subsequent Chair Service Periods, Mr. Margolis' base salary will be $804,000. The performance bonus shall continue to be calculated through the formulas as currently described in the Management Agreement, but the performance bonus is limited to a maximum of $1.456 million in Fiscal 2012, and $1.216 million in any Subsequent Chair Service Period as a result of the limits on overall base salary and bonus compensation of $2.26 million for the Initial Chair Service Period and $2.02 million in any Subsequent Chair Service Period. Such compensation shall be reduced pro rata in the event that Mr. Margolis voluntarily resigns or becomes unable to serve on the Board of Directors due to his death or disability after (i) in the case of the Initial Chair Service Period, January 31, 2011 but prior to January 31, 2012 or (ii) in the case of any Subsequent Chair Service Period, the beginning of such Subsequent Chair Service Period but prior to the last day of the fiscal year corresponding to such Subsequent Chair Service Period. Following Mr. Margolis' service as Executive Chairman pursuant to the Management Agreement and for so long as Mr. Margolis continues to serve as a member of Cherokee's Board of Directors, he shall be entitled to participate in Board compensation programs consistent with other members of the Board of Directors.

New Section 3.7 - Equity Compensation

The Proposed Amendment adds a new Section 3.7 to the Management Agreement, which provides for the grant to Mr. Margolis of a five-year non-qualified, non-plan option to purchase 100,000 shares of the Cherokee's common stock on the Stockholder Approval Date, if so approved. The exercise price per share will be equal to the closing sale price of the common stock on the Stockholder Approval Date. The option shall vest contingent on Mr. Margolis' continued service as a member of the Board of Directors in two equal installments, on January 31, 2011 and January 31, 2012, and will be accelerated in the event that Cherokee experiences a change in control. The option shall be exercisable until the fifth anniversary of the Stockholder Approval Date.

New Section 10.4 Revised Termination Payment from Change in Control

The Proposed Amendment provides that, during the Initial Chair Service Period, if Cherokee consummates a change in control or enters into a definitive agreement that results in a change in control following the Initial Chair Service Period, or if the Management Agreement is terminated by Cherokee without cause or by Mr. Margolis in the event that Cherokee breaches its obligations under the Management Agreement (each, an "Early Termination Event"), then Mr. Margolis shall be entitled to a payment of $6.0 million in lieu of (and in full satisfaction of) the payments that might otherwise be due to him pursuant to the Management Agreement (such payment, the "Early Termination Payment"). Cherokee shall not be obligated to pay the Early Termination Payment to Mr. Margolis under the Management Agreement if any of such Early Termination Events occurs following the Initial Chair Service Period, whether or not Mr. Margolis' service as Executive Chairman is extended for one or more Subsequent Chair Service Periods (other than the case in which a change of control is consummated in a Subsequent Chair Service Period as a result of a definitive agreement executed by Cherokee during the Initial Chair Service Period).

Addition to Section 12.11 - Permitted Assignment by Cherokee

The Proposed Amendment provides that Cherokee shall be permitted to assign the Management Agreement without the consent of Wilstar following the conclusion of the Initial Chair Service Period.

The foregoing description of the Proposed Amendment is not complete and is qualified in its entirety by the Second Amendment to the Management Agreement, which attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1

Second Revised and Restated Management Agreement dated as of November 29, 1999 between Cherokee Inc. and The Newstar Group d/b/a The Wilstar Group (incorporated by reference from Exhibit 10.9 of Cherokee's Form 10-K dated January 29, 2000).

10.2

First Amendment to the Second Revised and Restated Management Agreement between the Company and The Newstar Group d/b/a The Wilstar Group dated as of November 29, 1999 (incorporated by reference from Exhibit 10.1 of Cherokee's Report on Form 8-K dated August 28, 2007).

10.3

Second Amendment to the Second Revised and Restated Management Agreement, dated as of April 23, 2010, between Cherokee and The Newstar Group d/b/a The Wilstar Group dated as of November 29, 1999 and amended as of August 28, 2007.*

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEROKEE INC.

Dated: April 23, 2010	By:	/s/ Russell J. Riopelle
Russell J. Riopelle
Chief Financial Officer

EXHIBIT 10.3

THE PROPOSED AMENDMENT TO THE MANAGEMENT AGREEMENT

SECOND AMENDMENT TO

THE SECOND REVISED AND RESTATED MANAGEMENT AGREEMENT

THIS SECOND AMENDMENT TO THE SECOND REVISED AND RESTATED MANAGEMENT AGREEMENT (this "Amendment"), is made and entered into on the 23rd day of April, 2010, between Cherokee Inc., a Delaware corporation (the "Company"), and The Newstar Group, a California corporation d/b/a The Wilstar Group ("Wilstar"; the Company and Wilstar are referred to herein each individually as a "Party," and collectively as the "Parties"), with reference to the following facts:

WHEREAS, the Parties entered into the Second Revised and Restated Management Agreement dated as of November 29, 1999, which was subsequently amended on August 28, 2007 (hereinafter referred to as the "Agreement"); and

WHEREAS, the Parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the foregoing recitals and the mutual representations, warranties, covenants and promises contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Parties agree as follows:

  Amendment. The Agreement is hereby amended as follows:
    Section 1 of the Agreement is hereby deleted and replaced in its entirety with the following:

    "[RESERVED]"

    The following is inserted as a new Section 2.3:

    "2.3 Planned Continuation. Notwithstanding the foregoing provisions of this Section 2, effective on February 1, 2011, Robert Margolis shall cease to be Chief Executive Officer of the Company, and he shall be appointed and serve as Executive Chairman of the Company's Board of Directors from that date until January 31, 2012 (or such earlier date as Mr. Margolis voluntarily resigns or becomes unable to serve due to his death or disability). (The foregoing period during which Mr. Margolis serves as Executive Chairman is hereinafter referred to as the "Initial Chair Service Period".) In January 2012, and in January of any Subsequent Chair Service Period (as defined below), the Company's Nominating Committee, which shall then be comprised of all of the independent directors (as that term is defined under the rules of the Nasdaq Stock Market) then serving on the Company's Board of Directors, shall meet and determine in its sole discretion whether to elect (by majority approval) to extend Mr. Margolis' service as Executive Chairman for the following fiscal year. (Any such period following the Initial Chair Service Period during which the Nominating Committee has elected to extend Mr. Margolis' service as Executive Chairman is referred to herein as a "Subsequent Chair Service Period".) Any Subsequent Chair Service Period shall be deemed concluded on the earlier of the last day of the fiscal year of such extended term or upon such earlier date as Mr. Margolis resigns or becomes unable to serve due to his death or disability. During the Initial Chair Service Period and in any Subsequent Chair Service Period, Mr. Margolis shall remain an employee of the Company and shall perform such services and have such executive powers as are reasonable and necessary to carry out the responsibilities assigned to him by the Board of Directors."
    The following is inserted as a new Section 3.6:

    "3.6 Compensation During and Following Initial Chair Service Period and any Subsequent Chair Service Period. Notwithstanding anything to the contrary in this Agreement, Wilstar shall not be entitled to any compensation under Section 3 for service during or after the Initial Chair Service Period or in any Subsequent Chair Service Period other than as provided in this Section 3.6 and in Sections 3.7 below. During the Initial Chair Service Period and in any Subsequent Chair Service Period, Wilstar shall be compensated as follows: (a) Base Compensation paid in the same manner and amount as during the Company's fiscal year ended January 31, 2011 plus (b) a Performance Bonus calculated in accordance with Section 3.3(a); provided, however, that (i) the Performance Bonus payable with respect to the Initial Chair Service Period shall not exceed $2,260,000 less the amount of Base Compensation paid during such Initial Chair Service Period, and (ii) the Performance Bonus payable with respect to any Subsequent Chair Service Period shall not exceed $2,020,000 less the amount of Base Compensation paid during such Subsequent Chair Service Period. Such compensation shall be reduced pro rata in the event that Mr. Margolis voluntarily resigns or becomes unable to serve on the Board due to his death or disability after (i) in the case of the Initial Chair Service Period, January 31, 2011 but prior to January 31, 2012 or (ii) in the case of any Subsequent Chair Service Period, the beginning of such Subsequent Chair Service Period but prior to the last day of the fiscal year corresponding to such Subsequent Chair Service Period. The payment of the Performance Bonus for the Initial Chair Service Period and in any Subsequent Chair Service Period shall be made in accordance with Section 3.4(a) above. Following the conclusion of Mr. Margolis' service as Executive Chairman and for so long as Mr. Margolis continues to serve as a member of the Company's Board of Directors, he shall be entitled to participate in Board compensation programs consistent with other members of the Board."
    The following is inserted as a new Section 3.7:

    "3.7 Equity Compensation. The Compensation Committee of the Board shall approve and document the grant to Mr. Margolis of a non-qualified, non-plan option to purchase 100,000 shares of the Company's common stock on the date of the Annual Meeting of the Company's Stockholders in 2010 (the "Shareholder Approval Date"). The exercise price per share will be equal to the closing sale price of one share of common stock on the Shareholder Approval Date. The option shall vest contingent on Mr. Margolis' continued service as a member of the Board in two equal installments on January 31, 2011 and January 31, 2012 (subject to acceleration on a 280G Change in Control). The option shall be exercisable until the fifth anniversary of the Shareholder Approval Date."
    The following is inserted as a new Section 4.3:

    "4.3 Expiration. The obligations of the parties under Sections 4.1 and 4.2 shall expire and be of no further force or effect from and after February 1, 2011."
    The following is inserted at the end of Section 5:

    "The parties' respective obligations under this Section 5 shall expire and be of no further force or effect from and after February 1, 2011."
    The following is inserted as a new Section 10.4:

    "10.4 Change in Control; Payments Upon Certain Termination Events. The Parties agree and acknowledge that the payments described in Sections 10.1 and 10.2 would be triggered by a 280G Change in Control occurring prior to or during the Initial Chair Service Period. The Parties further agree that if: (a) during the Initial Chair Service Period, the Company enters into a definitive agreement to consummate a 280G Change in Control and such agreement results in the consummation of such 280G Change in Control during or following the Initial Chair Service Period, or (b) if the Agreement is terminated in accordance with Section 9.1 or 9.2 during the Initial Chair Service Period, then, in either (but not both) of (a) or (b) above, Wilstar shall be entitled to a single payment of $6,000,000 (subject to Section 10.3) in lieu of (and in full satisfaction of) the payments that might otherwise be due under Sections 10.1 and 10.2. Notwithstanding anything herein to the contrary, no payments under Sections 10.1 and/or 10.2 shall accrue or be payable as a result of any termination or 280G Change in Control (except as set forth in subsection (a) of this Section 10.4 above) following the Initial Chair Service Period. "
    The following sentence is inserted at the end of Section 12.11:

    "Notwithstanding the foregoing, the Company shall be permitted to assign this Agreement without the consent of Wilstar following the conclusion of the Initial Chair Service Period."

2. Stockholder Approval. This Amendment and the obligations of the Parties hereunder are contingent upon the approval of this Amendment by the Company's stockholders. In the event that the Company's stockholders fail to approve this Amendment, this Amendment shall be null and void. The Company will seek approval of this Amendment at its annual stockholders meeting scheduled to be held in or about June 2010 and include a proposal regarding the approval of this Amendment in its proxy materials for such meeting.

3. No Breach; No Other Amendment. Wilstar agrees and acknowledges that it has consented to all the provisions of this Amendment and that none of such provisions violates Section 9.1 of the Agreement. Without limiting the foregoing, and for greater clarity, the Parties hereby agree that the non-renewal of Mr. Margolis' services as Executive Chairman for terms following the Initial Chair Service Period or any Subsequent Chair Service Period shall not result in any payments becoming due under Sections 10.1 and/or 10.2. Except as specifically amended by this Amendment, the Agreement shall continue in full force and effect. In the event of any conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall govern and control.

4. Governing Law. The construction, validity and enforceability of this Amendment shall be governed by the laws of the State of California, without regard to its conflicts of laws principles.

5. Counterparts. This Amendment may be executed in separate counterparts, each of which so executed and delivered shall constitute an original but all such counterparts shall together constitute one and the same instrument and any one of which may be used to evidence this Amendment.

6. Severability. All provisions of this Amendment are severable and any provision which may be prohibited by law shall be ineffective to the extent of such prohibition without invalidating the remaining provisions of this Amendment and the parties hereto agree to cooperate to provide a legal substitute for any provision which is prohibited by law.

7. Entire Agreement; Modifications and Amendments. This Amendment, together with the Agreement as previously amended, constitutes the entire agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements and understandings both oral and written, between the Parties with respect to the subject matter hereof (including, without limitation, that certain Second Amendment to the Second Revised and Restated Management Agreement, dated as of April 20th, 2010, by and between Wilstar and the Company, which is replaced and superseded in its entirety by this Amendment). No provision of this Amendment may be amended or waived unless such amendment or waiver is agreed to in writing, signed by the Parties to this Amendment.

IN WITNESS WHEREOF, each of the Parties has executed this Amendment on the date first written above.

THE WILSTAR GROUP CHEROKEE INC.

By: /s/ Robert Margolis By: /s/ Russell J. Riopelle

Name: Robert Margolis Name: Russell J. Riopelle

Title: President Title: Chief Financial Officer

[SIGNATURE PAGE TO SECOND AMENDMENT TO

THE SECOND REVISED AND RESTATED MANAGEMENT AGREEMENT]